UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2024

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D
Broomfield,	CO	80021
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	NDLS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 11, 2024, Noodles & Company (the “Company”) announced that Brad West, its Chief Operating Officer, will retire from the Company on June 30, 2025. In connection with his planned retirement, the Company and Mr. West entered into a Transition Services and Separation Agreement (the “Agreement”). Pursuant to the Agreement, Mr. West will continue in his role as Chief Operating Officer until the date on which his successor to such position is appointed and commences employment with the Company (the “Transition Date”). From the Transition Date through June 30, 2025, Mr. West has agreed to serve as Chief of Staff to the Company’s Chief Executive Officer.

For the duration of his employment with the Company, Mr. West will (i) continue to receive an annualized base salary of $376,362, (ii) remain eligible to participate in the Company’s annual cash incentive bonus program for the 2024 and 2025 calendar years, with any earned 2025 bonus to be pro-rated through June 30, 2025, (iii) continue to participate in the Company’s employee benefit plans, and (iv) continue to vest in all outstanding Company equity awards through June 30, 2025 in accordance with the terms thereof. The Agreement also provides a $100,000 cash retention bonus, payable subject to Mr. West’s continued employment in good standing with the Company through June 30, 2025. The retention bonus will become payable if Mr. West is terminated by the Company without cause or by Mr. West for good reason prior to June 30, 2025.

Mr. West will not be entitled to any severance payments and benefits upon his termination of employment on June 30, 2025. If Mr. West’s employment is terminated by the Company without cause or by Mr. West for good reason prior to June 30, 2025, subject to his execution and non-revocation of a general release of claims, Mr. West will continue to receive payment of his base salary through June 30, 2025; provided that if such earlier termination of employment also occurs following a change in control of the Company prior to June 20, 2025, Mr. West will instead receive (i) a cash amount equal to Mr. West’s annual base salary, (ii) a pro-rated target bonus for the year of termination and (iii) a lump sum payment equal to 12 months of the cost of continuation of group health coverage.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Exhibit No.	Description
10.1	Transition Services and Separation Agreement between Noodles & Company and Brad West dated September 10, 2024.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ DREW MADSEN
Name:	Drew Madsen
Title:	Chief Executive Officer

DATED: September 11, 2024